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                                                                    Exhibit 99.2

                Certification Pursuant To 18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002

I, Geoffrey G. Meyers, Executive Vice President and Chief Financial Officer of Manor Care, Inc. (the Company) certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Report.

/s/ Geoffrey G. Meyers

Geoffrey G. Meyers
Executive Vice President and Chief Financial Officer
November 11, 2002

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